UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 4, 2019

GlobalSCAPE, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33601	74-2785449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150, San Antonio, Texas		78249
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (210) 308-8267

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2019, GlobalSCAPE, Inc. (the “Company”) appointed Michael P. Canavan as its Executive Vice President of Sales & Marketing. In connection with his promotion to EVP of Sales & Marketing, on April 4, 2019, the Company entered into an amended and restated employment agreement (the “Canavan Agreement”) with Mr. Canavan. The Canavan Agreement is effective as of April 4, 2019 and supersedes the employment agreement dated July 10, 2017 between the Company and Mr. Canavan. Pursuant to the terms of the Canavan Agreement, the Company has agreed to continue to employ Mr. Canavan for an initial term of one (1) year in his current position as Executive Vice President of Sales & Marketing of the Company. The Canavan Agreement will automatically renew for additional one year periods, unless the Canavan Agreement is cancelled by the Company or by Mr. Canavan at least 90 days prior to the end of any such one year term or it is earlier terminated as otherwise provided for in the Canavan Agreement.

Mr. Canavan is entitled to receive a base salary of $235,000 and other compensation to be determined from time to time by the Company in its sole discretion. If Mr. Canavan’s employment is terminated for Cause, upon Death or Disability, or as a Voluntary Resignation (as those terms are defined in the Canavan Agreement), the Company will pay Mr. Canavan any accrued and unpaid base salary, unused vacation time, unreimbursed expenses and accrued benefits, all as of the date of termination. If Mr. Canavan’s employment is terminated Without Cause, for Good Reason upon a Change in Control (as those terms are defined in the Canavan Agreement) or upon non-renewal, the Company will pay Mr. Canavan an amount equal to six months of his annual base salary and any bonus he would have received, prorated. If Mr. Canavan’s employment is terminated within one year following a Change in Control, Without Cause, upon non-renewal or for Good Reason, the Company will pay Mr. Canavan an amount equal to twelve months of his annual base salary and any bonus he would have received, prorated.

The foregoing description of the Canavan Agreement is a summary only and is qualified in its entirety by the full text of the agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of April 4, 2019, by and between GlobalSCAPE, Inc. and Michael P. Canavan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

Dated: April 5, 2019	By:	/s/ Karen J. Young
		Name:	Karen J. Young
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of April 4, 2019, by and between GlobalSCAPE, Inc. and Michael P. Canavan.